                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY
                                                                  --------------



                             OFFICE LEASE AGREEMENT

                                 BY AND BETWEEN

                             TRINITY CENTRE ONE LLC

                                  (AS LANDLORD)

                                       AND

                           SILICON ENERGY CORPORATION

                                   (AS TENANT)

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.........................................................    1
ARTICLE II PREMISES...........................................................    2
ARTICLE III TERM..............................................................    2
ARTICLE IV BASE RENT..........................................................    2
ARTICLE V INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES................    3
ARTICLE VI USE OF PREMISES....................................................    7
ARTICLE VII ASSIGNMENT AND SUBLETTING.........................................    9
ARTICLE VIII MAINTENANCE AND REPAIRS..........................................   11
ARTICLE IX ALTERATIONS........................................................   12
ARTICLE X SIGNS...............................................................   14
ARTICLE XI SECURITY DEPOSIT...................................................   14
ARTICLE XII INSPECTION........................................................   16
ARTICLE XIII INSURANCE........................................................   16
ARTICLE XIV SERVICES AND UTILITIES............................................   17
ARTICLE XV LIABILITY OF LANDLORD..............................................   18
ARTICLE XVI RULES.............................................................   19
ARTICLE XVII DAMAGE OR DESTRUCTION............................................   20
ARTICLE XVIII CONDEMNATION....................................................   21
ARTICLE XIX DEFAULT...........................................................   21
ARTICLE XX BANKRUPTCY.........................................................   24
ARTICLE XXI SUBORDINATION.....................................................   25
ARTICLE XXII HOLDING OVER.....................................................   26
ARTICLE XXIII COVENANTS OF LANDLORD...........................................   27
ARTICLE XXIV PARKING..........................................................   27
ARTICLE XXV GENERAL PROVISIONS................................................   28

EXHIBIT A - Plan Showing Premises
EXHIBIT B - Work Agreement
EXHIBIT C - Rules
EXHIBIT D - Certificate Affirming Lease Commencement Date
EXHIBIT E - Form of Letter of Credit
EXHIBIT F - Janitorial Specifications

                             OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT (this "LEASE") is dated as of the 25 day of September, 2000, by and between TRINITY CENTRE ONE LLC, a Delaware limited liability company ("LANDLORD"), and SILICON ENERGY CORPORATION, a Delaware corporation ("TENANT").

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

        1.1 Building: a three (3) story building containing approximately ninety-two thousand four hundred forty-two (92,442) square feet of office rentable area as of the date hereof and located at 5885 Trinity Parkway, Centreville, Virginia.

        1.2 Premises: approximately three thousand two hundred thirty-two (3,232) square feet of rentable area located on the first (1st) floor of the Building, as more particularly designated on Exhibit A.

        1.3 Lease Term: eighty-four (84) months.

        1.4 Anticipated Occupancy Date: December 22, 2000.

        1.5 Base Rent: eighty-eight thousand eight hundred eighty dollars ($88,880.00) for the first Lease Year, divided into twelve (12) equal monthly installments of seven thousand four hundred six and 67/100 dollars ($7,406.67) for the first Lease Year (which amount is based on $27.50 per square foot of rentable area in the Premises).

        1.6 Base Rent Annual Escalation Percentage: three percent (3%).

        1.7 Operating Charges Base Year: calendar year 2001.

        1.8 Real Estate Taxes Base Year: calendar year 2001.

        1.9 Security Deposit Amount: one hundred three thousand six hundred ninety three and 30/100 dollars ($103,693.30).

        1.10 Brokers: Grubb & Ellis of Metropolitan Washington, D.C. ("GRUBB") and The Bank Companies ("BANK").

        1.11 Tenant Notice Address: Silicon Energy, 1010 Atlantic Avenue, Alameda, California 94501, Attention: Mr. Matthew A. Dean, until Tenant has commenced beneficial use of the Premises, and the Premises, after Tenant has commenced beneficial use of the Premises.

        1.12 Landlord Notice Address: Trinity Centre One LLC, c/o Clark Real Estate Advisors, L.L.C., 7500 Old Georgetown Road, Bethesda, MD 20814-6196,
Attention: S. Michael Vardell, with copies to Clark Enterprises, Inc., 7500 Old Georgetown Road, Bethesda, MD 20814-6196, Attention: Rebecca L. Owen, Esq. and J.P. Morgan Investment Management, Inc., 522 Fifth Avenue, New York, NY 10036,
Attention: Douglas Lawrence and Jones Lang LaSalle, 5855 Trinity Parkway, Centreville, Virginia 20120, Attn: Stacy Purdy.

        1.13 Building Hours: 8:00 a.m. to 6:00 p.m. on Monday through Friday (excluding legal holidays) and 8:00 a.m. to 1:00 p.m. on Saturday (excluding legal holidays), and such other hours, if any, as Landlord from time to time determines. As of the date of this Lease, the legal holidays observed by Landlord are the dates on which the federal government observes New Year's Day, Martin Luther King Day, Washington's Birthday (President's Day), Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day; provided, however, that Landlord retains the right, in its sole discretion, to increase or to decrease the legal holidays which it observes.

        1.14 [Intentionally Omitted.]


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        1.15 Complex: that complex (of which the Building is a part) known as
Trinity Centre 3, and including all easements, rights, and appurtenances thereto (including private streets, storm detention facilities, and any other service facilities).

        1.16 Parking Permits: thirteen (13) (based on a ratio of four (4) permits per one thousand (1,000) rentable square feet).

        1.17 Landlord Payment Address: Trinity Centre One, L.L.C, P.O. Box 99679, Chicago, Illinois 60690.

                                   ARTICLE II
                                   ----------
                                    PREMISES
                                    --------

        2.1 Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Building and the Complex. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, telephone rooms, parking areas or other non-common or non-public areas of the Building.

                                   ARTICLE III
                                   -----------
                                      TERM
                                      ----

        3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

        3.2 The "LEASE COMMENCEMENT DATE" shall be the earlier of the date on which (a) the work and materials to be provided pursuant to Exhibit B are substantially complete as determined pursuant to Exhibit B, or (b) Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises on the date Tenant commences its business from a substantial part of the Premises. Notwithstanding the foregoing, Tenant shall not have any right to commence beneficial use of the Premises unless the same are vacant and delivered to Tenant by Landlord and during any period Tenant is in breach of any of its obligations under this Lease. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Lease Commencement Date attached to this Lease as Exhibit D.

        3.3 It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Occupancy Date; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof.

        3.4 "LEASE YEAR" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

                                   ARTICLE IV
                                   ----------
                                    BASE RENT
                                    ---------

        4.1 From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each succeeding Lease Year, the Base Rent in effect shall be increased by an amount equal to the product of (a) the Base Rent Annual Escalation Percentage,


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multiplied by (b) the Base Rent in effect immediately before the increase;
provided, however, that in lieu of the Base Rent Annual Escalation Percentage on the first day of the sixth (6th) Lease Year, the Base Rent shall be increased by one and 50/100 dollars ($1.50) per square foot of rentable area in the Premises. By way of example only, and not as a term of this Lease, if the rentable area of the Premises is 3,232 square feet, annual Base Rent for the sixth (6th) Lease Year shall be increased by Four Thousand Eight Hundred Forty-Eight Dollars ($4,848.00), and monthly Base Rent for the sixth (6th) Lease Year shall be increased by Four Hundred Four Dollars ($404.00).

        4.2 Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

        4.3 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose, as additional rent, a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing, and
(ii) after the second such occurrence during any twelve (12) month period, to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

                                    ARTICLE V
                                    ---------
              INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES
              ----------------------------------------------------

        5.1 For the purposes of this Article V, the term "Building" shall be deemed to include the site upon which the Building is constructed (which site is sometimes referred to herein as the "Land"). If the Building is operated as a part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord shall prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but reasonable, shall determine.

        5.2 (a) From and after the Lease Commencement Date, Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Operating Charges (as defined in Section 5.2(b)) and Real Estate Taxes (as defined in
Section 5.3(b)) for each calendar year falling entirely or party within the Lease Term exceed a base amount (the "OPERATING CHARGES BASE AMOUNT") equal to the Operating Charges incurred during the Operating Charges Base Year. Tenant's proportionate share with respect to Operating Charges shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of office rentable area from time to time in the Building (excluding storage, roof and garage space).

            (b) "OPERATING CHARGES" shall be determined in accordance with generally accepted accounting principles consistently applied from year to year as such principles are generally applied in the real estate industry, and shall mean the sum of all expenses incurred by Landlord in the ownership, operation, maintenance, repair and cleaning of the Building and the Complex (to the extent that such costs and expenses related to the Complex are reasonable allocated to the Building), including, but not limited to, the following: (1) electricity, gas, water, HVAC, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance and deductibles under such insurance policies; (3) commercially reasonable management fees and personnel costs of the Building; provided, however, that if during the



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Lease Term such personnel or entities are working on projects other than the
Building, then their wages, salaries, fees, and related expenses shall be appropriately allocated among all of such projects and only that portion of such expenses reasonably allocable to the Building shall be included as an Operating Charge; (4) costs of service and maintenance contracts relating to the Building as a whole; (5) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building; (6) any business, professional and occupational license tax payable by Landlord with respect to the Building; (7) [intentionally deleted]; (8) costs of snow removal; (9) charges allocated by Landlord and assessments imposed by any association now or hereafter established to maintain common areas and facilities of the Complex, including charges allocated or assessments imposed to finance capital improvements in such common areas to the extent such charges to finance capital improvements would be included in Operating Charges if imposed directly by Landlord; and (10) any other expense incurred by Landlord in maintaining, repairing, operating or cleaning the Building. Operating Charges shall not include: (i) principal or interest payments on any Mortgages (as defined in Section 21.1), including rent payments on any ground leases; (ii) leasing commissions or legal fees with respect to the negotiation of leases; (iii) capital expenditures, except as specified above; (iv) the costs of special services and utilities separately paid by particular tenants of the Building; (v) costs and expenses which are reimbursed to Landlord by insurers (or would have been reimbursed were Landlord to have maintained the insurance coverage required to be maintained by Landlord under this Lease) or by governmental authorities in eminent domain proceedings;
(vii) advertising for vacant space in the Building and the Complex; (viii) the costs of tenant improvements; (ix) the costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Building (including charges relating to overtime heating, ventilating and air conditioning) and not provided for Tenant, including the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building; (x) the costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source (including, but not limited to, insurance proceeds, condemnation proceeds, guarantees and warranties); it being understood that any rent payments or other payments by tenants in the nature of additional rent as provided in this Article shall not be deemed sources of reimbursement to Landlord for such costs; (xi) legal fees, space planners' fees or similar fees incurred in connection with disputes with tenants of the Building or the negotiation of leases with tenants or prospective tenants; (xii) costs incurred by Landlord for the original design, construction and development of the Building and the Complex (including common areas and appurtenances) to the Finished Shell Condition as defined in Exhibit B, and nonrecurring costs and expenses incurred by --------- Landlord in curing, repairing or replacing any portion of the Building or the Complex made necessary as a result of defects in design, workmanship or materials; (xiii) sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment of Real Estate Taxes, insurance and payments to the holder of any Mortgage (as defined in Section 21.1) or to correct violations of building codes or other laws, regulations or ordinances applicable to the Building, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Charges (provided that notwithstanding anything herein to the contrary, Landlord may, in its sole discretion, pay Operating Charges (including Real Estate Taxes) that are due in one or more installments as contractually or legally allowed) and any interest associated therewith may be included as an Operating Charge; (xiv) compensation paid to clerks, attendants and other persons in commercial concessions (such as lobby shops or kiosks) operated by Landlord; (xv) costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, Landlord may include in Operating Charges the amount of a commercially reasonable deductible applied to each such occurrence; (xvi) attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, and other similar costs incurred in connection with the financing, refinancing, sale or transfer of an interest in Landlord or the Building; (xvii) costs and expenses of administration and management of the Landlord entity itself, as distinguished from the costs of management, operation and ownership of the Building; (xviii) costs to acquire any extraordinary sculpture or artwork (as distinguished from the costs to maintain, secure, protect and insure the same); provided, however, that acquisition costs of any such item that is acquired solely for the benefit and enjoyment of the tenants of the Building may be included in Operating Charges provided the same are amortized


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over at least a five (5) year period; (xix) salaries and all other compensation
(including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent; (xx) costs, expenses, fines and penalties to the extent solely and directly necessitated by the gross negligence or willful misconduct of Landlord or its employees; (xxi) reserves for replacements, repairs, and contingencies; (xxii) that portion of any Operating Charges that is paid to any entity affiliated with Landlord that is in excess of the amount that would otherwise be paid to an entity that is not affiliated with Landlord for the provision of the same service; (xxiii) costs attributable to any "tap fees" or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building or the Complex; (xxiv) costs and expenses of administration and management of partnership activities of Landlord, including costs and expenses directly incurred to maintain the existence of the Landlord entity; and (xxv) costs and expenses incurred by Landlord to abate, to encapsulate, to investigate, to remove and to respond to any hazardous materials contamination, exposure or release, or any damages or liability resulting therefrom.

            (c) If the average occupancy rate for the Building during any calendar year is less than ninety-five percent (95%), or if any tenant is separately paying for (or does not require) electricity or janitorial services furnished to its premises, then Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises.

            (d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Charges that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord shall submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's proportionate share thereof. Commencing January 1, 2002, Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.3(e)). Up to four (4) times during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Charges during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

            (e) For a period of one hundred twenty (120) days after Tenant's receipt of such statement, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis and who offers a full range of accounting services and is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Charges for the immediately preceding calendar year; or, at Landlord's sole discretion and in lieu of such audit, Landlord will provide Tenant with an audited statement. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statement strictly confidential; provided, however, that Tenant may disclose such matters as may be necessary or appropriate to comply with applicable laws, including SEC and other governmental regulatory, disclosure, tax and reporting requirements. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of increases in Operating Charges exceed the amounts to which

Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Operating Charges due hereunder or, in the case of any excess determined after the Lease Term expires, Landlord shall pay Tenant the excess (after deducting therefrom any amounts then due from Tenant to Landlord). All costs and expenses of any such audit or audited statement shall be paid by Tenant. If Tenant does not notify Landlord in writing of any objection to any statement within one hundred twenty (120) days after receipt thereof, then Tenant shall be deemed to have waived such objection.

        5.3 (a) Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Real Estate Taxes (as defined in Section 5.3(b)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the REAL ESTATE TAXES BASE AMOUNT) equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year, as finally determined. Tenant's proportionate share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding storage, roof and garage space).

            (b) REAL ESTATE TAXES shall mean (1) all real estate taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building.

            (c) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord shall submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's proportionate share thereof. Commencing on January 1, 2002, Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.2(c)). Up to four (4) times during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

            (d) From and after the Lease Commencement Date, Tenant shall pay as additional rent Tenant's proportionate share (as defined in Section 5.2(a)) of the amortized portion of any costs incurred by Landlord during the Lease Term for the acquisition, replacement, repair and/or maintenance of telecommunications systems, energy management systems, life safety systems, equipment or systems if Landlord reasonably believes that the annual reduction in operating charges will exceed depreciation therefor, or to comply with legal or insurance requirements applicable to the Building after the date hereof or machinery used in connection with the operation or maintenance of the Building; provided however that Landlord shall amortize such costs over the life of any such expenditure (as reasonably determined by Landlord), together with interest thereon at twelve percent (12%) per annum.

            (e) If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

                                   ARTICLE VI
                                   ----------
                                 USE OF PREMISES
                                 ---------------

        6.1 Tenant shall use and occupy the Premises solely for general (non-medical and non-governmental) office purposes compatible with first class office buildings in the jurisdiction in which the Building is located, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "LAWS") concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events in the Complex outside of the Premises.

        6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

        6.3 (a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, the Land, or the Complex, provided that Tenant may use and store reasonable quantities of standard cleaning materials and other general office supplies as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises provided the same are handled, stored and disposed of in accordance with all laws. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials (except to the extent that such Hazardous Materials were brought into the Premises prior to the Lease Commencement Date by anyone other than Tenant or its Invitees, or during the Lease Term by Landlord, its employees, contractors, or agents) and in compliance with all Environmental Laws (except to the extent such non-compliance arose prior to the Lease Commencement Date and was not caused by Tenant or its Invitees, or arose thereafter and was caused by Landlord or its agents, employees or contractors). "HAZARDOUS MATERIALS" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure
(TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building, the Land, or the Complex or hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. section 1251 et seq., the Clean Air Act, 33 U.S.C. section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.
section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

            (b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "ENVIRONMENTAL DEFAULT" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

            (c) As of the date hereof, Landlord has received no written notice that the Building fails to comply with any applicable Environmental Law that remains uncured. If Landlord is advised, or it shall come to Landlord's attention, that Hazardous Materials exist in the Premises, if mandated by any Environmental Law(s), then Landlord shall take all reasonable steps necessary to promptly remove, at Landlord's expense, all such Hazardous Materials; provided, however, that Landlord shall remove, at Tenant's expense (or at Landlord's election, Tenant shall remove, at Tenant's expense), any Hazardous Materials from the Premises that Tenant or its Invitees shall have introduced or otherwise brought in, on or about the Premises.

        6.4 Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building and Complex as a whole;

provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee (as defined in Article VIII), or if any improvements made by Landlord to comply with the ADA benefit solely the Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                                   ARTICLE VII
                                   -----------
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

        7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, "ASSIGN") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "SUBLET") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, provided that no default by Tenant hereunder then exists and subject to Landlord's rights pursuant to Sections 7.4 and 7.5 hereinbelow, Landlord shall not unreasonably withhold its consent to any proposed assignment or subletting of the Premises, provided that
(i) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI hereof; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with a first class office building and with the Building and its tenants; (iii) Landlord is reasonably satisfied with the financial condition of the assignee under any such assignment or the sublessee under any such sublease; and (iv) the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges hereunder and for the performance of all its other obligations hereunder. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this
Article VII shall be void and of no force or effect. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay to Landlord all expenses (including reasonable attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Tenant's execution thereof.

        7.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market or whose stock is traded pursuant to an initial public offering in accordance with securities laws (the parties agree that the foregoing potion of this sentence shall apply if the stock is traded pursuant to a private offering). If Tenant is a limited liability company, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VII.

        7.3 If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto when such consent is required hereunder, Tenant shall give notice to Landlord in writing (TENANT'S REQUEST NOTICE) containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the PROPOSED SUBLEASE COMMENCEMENT DATE); the area proposed to be assigned, sublet or otherwise encumbered (the PROPOSED SUBLET SPACE); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

        7.4 Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.

        7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord forty-five percent (45%) of any such excess or other premium applicable to the sublease or assignment (without deducting Tenant's costs incurred in subleasing), which amount shall be paid by Tenant to Landlord (unless such payment is otherwise waived, in whole or in part, by Landlord in writing) as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. If an assignment is deemed to have occurred pursuant to Section 7.2, then for purposes of this Section the rent payable by the assignee shall be deemed to be increased to the then fair market rent for the Premises as reasonably determined by Landlord. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

        7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord's sole option, the subtenant shall execute a direct lease with Landlord on Landlord's then-current standard form.

        7.7 Notwithstanding anything contained in this Article VII to the contrary (including, but not limited to the provisions of Sections 7.1 and 7.2), provided no Event of Default exists hereunder, Tenant may, upon at least twenty
(20) days prior written notice to Landlord but without Landlord's prior written consent and without being subject to Landlord's rights and Tenant's obligations set forth in Sections 7,3, 7.4 and 7.5, assign or transfer its entire interest in this Lease or sublease all or a portion of the Premises: (a) to a corporation or other business entity (herein sometimes referred to as a SUCCESSOR CORPORATION) into or with which Tenant shall be merged, reorganized or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that such successor corporation shall have a net worth and liquidity factor at least equal to the net worth and liquidity factory of Tenant as of the date hereof, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease; or
(b) to a corporation or other business entity (herein sometimes referred to as a RELATED CORPORATION) which shall control, be controlled by or be under common control with Tenant. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. For purposes hereof, the terms "successor corporation" and "related corporation" are collectively referred to herein as Tenant's PERMITTED TRANSFEREES." For purposes of clause (b) above, "CONTROL" shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Together with Tenant's notice to Landlord pursuant to this Section, Tenant shall submit to Landlord sufficient information regarding the transaction as is reasonably necessary for Landlord to confirm that the transaction meets the qualifications set forth in this Section. The provisions of this Article are subject to the provisions of Section 25.30 hereof.

                                  ARTICLE VIII
                                  ------------
                             MAINTENANCE AND REPAIRS
                             -----------------------

        8.1 Subject to Article XVII and except to the extent otherwise specified as Landlord's obligation under this Lease, Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVII. Except as otherwise provided in
Article XVII, all injury, breakage and damage (a) to the Premises caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "INVITEES") or Tenant or (b) to any other part of the Building or the Land caused by the willful misconduct or negligence of Tenant or Tenant's employees, contractors, or agents, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option, subject to Section 19.5, to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed by Tenant at Tenant's expense.

        8.2 Except as otherwise provided in this Lease, Landlord shall (subject to reimbursement pursuant to Article V) keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building and the Complex and, on a non-exclusive basis, the Premises, including portions thereof located within the Premises (collectively, the "BUILDING STRUCTURE AND SYSTEMS"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.

                                   ARTICLE IX
                                   ----------
                                   ALTERATIONS
                                   -----------

        9.1 The original improvement of the Premises shall be accomplished by Landlord or its designated contractor(s) in accordance with Exhibit B (if any). Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively, "ALTERATIONS") in or to the Premises or the Building except as (if any) or as otherwise expressly provided in this Lease.

        9.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any non-structural Alterations which Tenant may desire to make to the Premises; provided, however, that Landlord shall retain sole and absolute discretion to withhold its consent to any Alterations, whether structural or non-structural, which may, in the opinion of Landlord (i) adversely affect the marketability of the Premises or (ii) exceed the capacity of, hinder the effectiveness of, interfere with, or will be connected to the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building. Notwithstanding the foregoing, Tenant shall have the right, after providing at least ten (10) days prior written notice to Landlord, but without the necessity of obtaining Landlord's consent, to recarpet, repaint, or to make purely "cosmetic" or "decorative" nonstructural Alterations ("COSMETIC ALTERATIONS") in and to the Premises (including installation of voice and data cabling) that (I) do not affect the Building Structure or Systems, (II) do not require the issuance of a building permit,
(III) are not visible from outside the Premises, and (IV) do not cost, in the aggregate, more than five thousand dollars ($5,000.00) per Alteration, nor more than twenty thousand dollars ($20,000.00) in any twelve (12) month period. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord at Landlord's standard charge to be paid as additional rent to cover LL's administrative expenses and overhead for processing; (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage; (g) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; (h) after Tenant has obtained and delivered to

Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (i) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease; provided, however, that Subsections (d), (h) and (i) shall not apply to or be required of Cosmetic Alterations. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense; provided, however, that if the cost of an Alteration exceeds ten thousand dollars ($10,000.00), no less than three (3) contractor or subcontractor proposals shall be obtained to ensure competitive pricing. If Landlord elects not to so perform such work, then Landlord's property manager shall be paid additional rent in an amount equal to five percent (5%) of the cost of such work. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place. Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorney's fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of in whole or in part, the construction or installation of Alterations.

        9.3 Except for Alterations that do not require Landlord's consent pursuant to Section 9.2, if any Alterations are made without the prior written consent of Landlord, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings, trade fixtures and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises or the Building which Landlord designates in writing for removal. Promptly after Landlord's receipt of a written request by Tenant which specifically requests Landlord to indicate to Tenant whether Landlord will require the removal of any Alterations, and provided such request is given to Landlord together with Tenant's request for Landlord's approval of any Alterations, Landlord will indicate to Tenant whether Landlord will require the removal of any such Alterations. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by Landlord in effecting such return.

                                    ARTICLE X
                                    ---------
                                      SIGNS
                                      -----

        10.1 Landlord will list Tenant's name in the Building directory, if any, and provide Building standard signage on one suite entry door. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building.

                                   ARTICLE XI
                                   ----------
                                SECURITY DEPOSIT
                                ----------------

        11.1 Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section 1.10) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three
(3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

        11.2 If Landlord transfers the security deposit to any purchaser or other transferee of Landlord's interest in the Property, and provided such transferee assumes Landlord's obligations hereunder arising from and after the date of such transfer, then Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

        11.3 Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for all or part of the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (a) in the form attached hereto as Exhibit E, or otherwise in form and substance satisfactory to Landlord in its sole discretion;
(b) at all times in an amount such that Landlord is holding cash and a letters of credit in the aggregate total the amount of the Security Deposit Amount, and shall permit multiple draws without a corresponding reduction in the amount of the letter of credit; (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and located or with a branch office or which has a correspondent bank with an office at which the letters of credit can be presented for payment in the Washington, D.C. metropolitan area; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating that Tenant is in default under this Lease and the amount that Landlord is owed in connection therewith;
(f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term, or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in Section 19.1 shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right the require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period). Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

        11.4 Notwithstanding the foregoing, if as of the first day of the applicable Lease Year (as set forth below) Tenant's then most recent financial statements, which shall be in form reasonably satisfactory to Landlord, show that Tenant's net income is equal to or greater than the Minimum Net Income applicable to such Lease Year (as set forth below) and if no default on the part of Tenant under this Lease shall then be in existence, nor shall any default beyond any applicable notice and cure periods have theretofore occurred, then Tenant shall have the right to reduce the Security Deposit Amount by an amount equal to two (2) monthly installments of annual Base Rent in effect during the first Lease Year. In no event, however, shall the Security Deposit Amount be reduced pursuant to this Section 11.4 below an amount equal to four (4) monthly installments of Base Rent in effect during the first (1st) Lease Year.

             LEASE YEAR                    MINIMUM NET INCOME
             ----------                    ------------------
                   3                           $10 million

                   4                           $15 million

                   5                           $17 million

                   6                           $19 million

                   7                           $20 million

        If Tenant does not meet the Minimum Net Income requirement for a Lease Year, but meets such requirement for a subsequent Lease Year, then Tenant shall be entitled to reduce the Security Deposit Amount for the Lease Year in which it meets the Minimum Net Income requirement and all previous Lease Years in which it did not meet the Minimum Net Income requirement.

                                   ARTICLE XII
                                   -----------
                                   INSPECTION
                                   ----------

        12.1 Tenant, at any time during the Lease Term, shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order (a) to examine, inspect or protect the Premises and the Building, and (b) to make such alterations and/or repairs as in the reasonable judgment of Landlord may be deemed necessary or desirable. Tenant, at any time during the last fifteen (15) months of the Lease Term, shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Except in the event of an emergency, Landlord shall (i) endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry, (ii) provide prior notice to Tenant (except in cases of emergency, in which event only such notice, if any, as may be practical shall be required). Tenant may elect to have its designee accompany Landlord, its agents or representatives while in the Premises; provided, however, that (x) in the event of emergency, Landlord not be required to be accompanied by any such designee and (y) Tenant's failure to make its designee available at the time of Landlord's entry shall not prevent Landlord, its agents or representatives from entering the Premises. Subject to the provisions of this Article, Landlord agrees to comply with Tenant's reasonable security regulations of which Tenant has notified Landlord in writing.

                                  ARTICLE XIII
                                  ------------
                                    INSURANCE
                                    ---------

        13.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

        13.2 (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 and 15.2), premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance,
(4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker's compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate, which liability insurance may be provided through a combination of primary and umbrella policies provided that the Premises is separately insured (whether through a separate policy or by way of a per location limit on both the primary and umbrella policies). Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B, all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

            (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:IX from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds/loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be reasonably acceptable in form and content to Landlord if such insurance does not satisfy the requirements of this Section 13.2(b); (6) be primary and non-contributory; (7) contains an endorsement for cross liability and severability of interests; and (8) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Washington, D.C., metropolitan area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate (on Acord Form 27) of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

        13.3 Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by property insurance therefor. Landlord shall secure a waiver of subrogation endorsement from its insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required of Tenant pursuant to Section 13.2).

                                   ARTICLE XIV
                                   -----------
                             SERVICES AND UTILITIES
                             ----------------------

        14.1 Subject to Tenant's obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the Building Hours (as defined in Section 1.13) during the seasons they are required in Landlord's reasonable judgment; and (b) Landlord will provide janitorial service on Monday through Friday (or, at Landlord's option, Sunday through Thursday) only (excluding legal public holidays) in accordance with the specifications set forth on Exhibit F attached hereto, electricity sufficient for lighting purposes and normal office use only, water for lavatory and drinking purposes, elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises or due to the occupancy load. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay, as additional rent, for such extra service in accordance with Landlord's then-current schedule, which shall reflect Landlord's cost of providing such service, including labor, cost of electricity, wear and tear on equipment, and an allowance to cover general overhead. If the same after-hours service is also requested by other tenants on the same floor as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency).

        14.2 Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant's electricity consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant's electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord.

        14.3 Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.

        14.4 Landlord shall not have any liability to Tenant, and Tenant shall not be entitled to terminate this Lease or receive a rent abatement, in the event of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord's hereunder; provided, however, that if such failure or inability is the result of Landlord's negligent or willful misconduct, or if Landlord is not proceeding diligently to correct such failure or inability, and if all or substantially all of the Premises is rendered unusable by Tenant for a continuous period of ten(10) consecutive business days after Tenant gives Landlord written notice thereof, and if Tenant does not in fact use the portion of the Premises during such period, then, so long as no Event of Default exists under this Lease and provided such failure or inability was not caused by Tenant or its Invitees, Tenant shall be entitled to an abatement of the Base Rent payable hereunder with respect to the portion of the Premises that is unusable for the period beginning on the day after such ten
(10) business day period ends and continuing until the use of the Premises is restored to Tenant.

                                   ARTICLE XV
                                   ----------
                              LIABILITY OF LANDLORD
                              ---------------------

        15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the

Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's gross negligence or willful misconduct to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

        15.2 Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

        15.3 No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment provided that any such transferee shall assume Landlord's obligations under this Lease arising from and after the date of any such transfer.

        15.4 Except as expressly set forth in Section 14.4 above, Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

        15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and the Land on which the Building is situated (but not other property in the Complex), including rents, and any undistributed insurance proceeds and condemnation awards that were not applied as required by this Lease. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "OFFICER") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                   ARTICLE XVI
                                   -----------
                                      RULES
                                      -----

        16.1 Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Invitees shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease or subject Tenant to material additional cost or increase Tenant's monetary obligations under this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Landlord shall use commercially reasonable efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner that does not unreasonably discriminate against Tenant, or increase Tenant's monetary obligations under this Lease. Notwithstanding the foregoing sentence to the contrary, it is understood that Landlord may grant exceptions to such rules and regulations in circumstances in which it reasonably determines such exceptions are warranted, and nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents assignees, subtenants, invitees or licensees. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

                                  ARTICLE XVII
                                  ------------
                              DAMAGE OR DESTRUCTION
                              ---------------------

        17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred twenty (120) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay Base Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall not be entitled to any such rent reduction. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (c) Landlord shall not be required to repair or restore any of the original tenant improvements installed pursuant to Exhibit B, any Alterations or any other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property).

        17.2 Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (a) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (c) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (d) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

        17.3 Notwithstanding anything herein to the contrary, if, during the last Lease Year, the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord and Tenant shall have the right to terminate this Lease by giving written notice of termination to the other party within sixty (60) days following the date on which Landlord determines that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building.

                                  ARTICLE XVIII
                                  -------------
                                  CONDEMNATION
                                  ------------

        18.1 If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "CONDEMNED"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

        18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                   ARTICLE XIX
                                   -----------
                                     DEFAULT
                                     -------

        19.1 Each of the following shall constitute an "EVENT OF DEFAULT": (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that with respect to the first such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) business days after Landlord delivers written notice thereof to Tenant; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure continues for thirty
(30) days after Landlord delivers written notice thereof to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period; provided, however, that if such cure cannot reasonably be effected within such thirty (30) day period and Tenant begins such cure promptly within such thirty (30) day period and is thereafter pursuing such cure in good faith and with diligence and continuity, then Tenant shall have such additional time as is reasonably necessary to effect such cure (up to a maximum of thirty (30) additional days); provided further, however, that such cure period shall not be applicable if, in Landlord's reasonable discretion, such failure raises a life/safety issue with respect to the Building or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Building, or if such failure is affecting another tenant's use or occupancy of the Building or its premises; (c) Tenant's abandonment of or failure to occupy continuously the Premises without making adequate provision for the Tenant's payment of rent and the performance of its other obligations under this Lease; (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant's dissolution or liquidation that is not in connection with an assignment or sublease pursuant to Section 7.7; or (f) any Environmental Default as specified in Section 6.3; (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VII; or
(h) any default by Tenant or any affiliate of Tenant under any other instrument entered into with or for the benefit of Landlord or any affiliate of Landlord.

        19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, plus (ii) the all expenses (including broker and attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the EXTRA RENT) against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required. pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

        19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

            (b) All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

        19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

        19.5 Subject to the notice and cure provisions of Section 19.1, if Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the DEFAULT
RATE) equal to the greater of eighteen percent (18%) per annum or the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

        19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable, then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

        19.7 [Intentionally Deleted].

        19.8 If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

                                   ARTICLE XX
                                   ----------
                                   BANKRUPTCY
                                   ----------

        20.1 An "EVENT OF BANKRUPTCY" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (a "GENERAL PARTNER")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE") or under the insolvency laws of any state (the "INSOLVENCY LAWS"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person: (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's net worth below the net worth of such person as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

        20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "CASE") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "TRUSTEE") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a
Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10)
times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due;
(3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XXI
                                   -----------
                                  SUBORDINATION
                                  -------------

        21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "MORTGAGES"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

        21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate document confirming the foregoing subordination. If Tenant fails to execute and deliver the same within ten (10) business days after Landlord's request therefor, and such failure to either execute and deliver or respond continues for a period of two (2) business days following a second (2nd) notice thereof from Landlord, Tenant shall pay Landlord as additional rent the sum of Seven Hundred Fifty Dollars ($750) for each day after the tenth (10th) business day that Tenant has not executed and delivered such certificate or document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. Provided that such purchaser or holder assumes the obligations of Landlord under this Lease arising from and after the date of such transfer, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

        21.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications
(a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, (c) do not increase the rent and other sums to be paid by Tenant, and (d) do not diminish any of Tenant's other rights under this Lease (including the type, quantity, and quality of services Landlord is required to provide under this Lease) or materially increase Tenant's obligations, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

        21.4 If (a) the Building or the Land, or both, are at any time subject to a Mortgage, (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) such holder shall have at least 30 days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within 30 days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

        21.5 Landlord shall secure for Tenant a subordination, non-disturbance and attornment agreement ("SNDA") from the holder of each Mortgage hereafter encumbering the Building and/or the Land on such holder's standard form, provided that Tenant shall pay as additional rent under this Lease all costs (including reasonable attorneys' fees) incurred by Landlord in connection with Landlord's efforts to secure such SNDA.

                                  ARTICLE XXII
                                  ------------
                                  HOLDING OVER
                                  ------------

        22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant hereunder shall be increased to equal the greater of (1) one hundred twenty-five percent (125%) of the fair market rent for the entire Premises, or (2) double the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period; provided, however, that if no Event of Default exists under the Lease (other than Tenant's holding over in the Premises), then the rent payable during the first two (2) months of any such holdover period shall be one hundred fifty percent (150%) of the Base Rent and all Additional Rent in effect during the last month of the Lease Term. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                  ARTICLE XXIII
                                  -------------
                              COVENANTS OF LANDLORD
                              ---------------------

        23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Promises without hindrance by Landlord or any party claiming through or under Landlord.

        23.2 Landlord reserves the following rights: (a) to change the street address and name of the Building and the Complex; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and the Complex provided that such changes do not materially or adversely impair Tenant's access to the Building or the Premises; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises (however Landlord shall use reasonable efforts to locate any such items within the walls, ceilings or other unusable area and to otherwise minimize interruption to Tenant's operations in the Premises, without obligation to incur additional risk, cost or expense); (d) to grant to anyone the exclusive right to conduct any particular business in the Building and the Complex not inconsistent with Tenant's permitted use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant's use; (h) if Tenant vacates the Premises prior to the expiration of the Lease Term and an Event of Default exists under the Lease (other than Tenant's vacation of the Premises), to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises.

                                  ARTICLE XXIV
                                  ------------
                                     PARKING
                                     -------

        24.1 During the Lease Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis) the Parking Permits (as defined in
Section 1.17 hereinabove) for the unreserved parking of passenger automobiles in the parking areas designated from time to time by Landlord for the use of tenants of the Building (the "PARKING AREA").

        24.2 Landlord reserves the right for the operator of the Parking Area (if any) to establish and modify or amend rules and regulations governing the use of such parking areas; provided, however, that the Parking Permits shall be at no additional charge to Tenant during the initial Lease Term (except as an Operating Charge as permitted pursuant to Article V). Subject to the notice and cure provisions of Section 19.1 (except in the event of an emergency or for safety reasons as determined by Landlord in its sole discretion, in which event no such notice and cure provisions shall apply), Landlord shall have the right to revoke a user's parking privileges in the event such user fails to abide by the rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using the Parking Area for purposes other than for parking registered vehicles. The storage or repair of vehicles in the Parking Area shall be prohibited.

        24.3 Tenant shall not assign, sublet or transfer any parking permits other than to Tenant's employees. Any attempted assignment, sublet, or transfer shall be void. Landlord reserves the right for the operator of the Parking Area (if any) to institute either a valet parking system or a self-parking system. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations governing the use of the Parking Area promulgated by Landlord or the Parking Area operator. The Parking Area will remain open during the Building Hours. Tenant shall have access to the Parking Area at all times, except that Landlord reserves the right to close the Parking Area during periods of unusually inclement weather or for repairs. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Area, or for any injury sustained by any person in or about the Parking Area.

                                   ARTICLE XXV
                                   -----------
                               GENERAL PROVISIONS
                               ------------------

        25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

        25.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

        25.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s). Landlord acknowledges that Landlord shall pay any commission or fee due to Grubb pursuant to a separate agreement. Pursuant to such separate agreement, Grubb is obligated to pay a fee to Bank. Each party shall indemnify and hold the other party harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by such party or with whom such party has dealt, other than the Broker(s).

        25.4 At any time and from time to time, upon not less than ten (10) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that, subject to Article XXI, this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.

        25.5 LANDLORD AND TENANT AND ALL GENERAL PARTNERS OF TENANT, IF ANY, EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER

ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, AND ALL GENERAL PARTNERS, IF ANY, OF TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

        25.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Section 21.4. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

        25.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

        25.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

        25.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

        25.10 This Lease, and all exhibits and schedules attached to this Lease, contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

        25.11 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

        25.12 Headings are used for convenience and shall not be considered when construing this Lease.

        25.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

        25.14 Time is of the essence with respect to each of Tenant's obligations hereunder.

        25.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

        25.16 Neither this Lease nor a memorandum thereof shall be recorded.

        25.17 Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant's consent, provided such changes or modifications do not materially and adversely change the character of the Building.

        25.18 The rentable area in the Building and in the Premises shall be determined by Landlord's architect in accordance with a modified version of the Building Owners and Managers Association (BOMA) Standard Method for Measuring Floor Area in Office Buildings, as approved June 7, 1996. Exterior covered alcoves are not included in the rentable area, and the core factors associated with individual floors are averaged throughout the Building.

        25.19 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof.

        25.20 Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination. Landlord's liabilities and obligations with respect to the return of any money to Tenant pursuant to this Lease shall survive such expiration or earlier termination.

        25.21 If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay rent and its obligations under Exhibit B) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

        25.22 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

        25.23 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

        25.24 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

        25.25 Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act: that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located is in good standing under the Laws of the state of its organization and the Laws of the Jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken. Landlord and the person executing and delivering this Lease on Landlord's behalf each represents and warrants that such person is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

        25.26 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

        25.27 This Lease is contingent upon the lender that currently holds the first lien which encumbers the Building approving the Lease. In the event that such lender does not approve the Lease, Landlord shall have the right to terminate this Lease.

        25.28 For purposes of section 55-218.1 of the Code of Virginia, Landlord appoints as its resident agent The Corporation Trust Company, c/o Edward R. Parker, 5511 Staples Mill Road, Richmond, Virginia 23228.

        25.29 This Lease, for purposes of applicable law, shall be deemed a deed of lease executed under seal.

        25.30 Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

        25.31 The parties intend that all payments made to Landlord under this Lease will qualify as rents from real property for purposes of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended ("QUALIFIED RENTS"). If Landlord, in its sole discretion, advises Tenant that there is any risk that all or part of any payments made under this Lease will not qualify as Qualified Rents, Tenant agrees (i) to cooperate with landlord to restructure this Lease in such manner as may be necessary to enable such payments to be treated as Qualified Rents, and (ii) to permit an assignment of this Lease, in each case provided such restructuring or assignment will not have a material economic impact on Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:                LANDLORD:

                               TRINITY CENTRE ONE LLC, a Delaware
                               limited liability company

                               By:    TRINITY LAKE ONE LLC, a
                                      Virginia limited liability company, member

                                      By:    Clark Real Estate Advisors, L.L.C.,
                                             a Virginia limited liability
                                             company, manager

/s/ Irene Bopp                               By: /s/ S. Michael Vardell   [SEAL]
--------------------                            --------------------------------
                                             Name: S. Michael Vardell
                                             Title: Manager

/s/ Irene Bopp                               By: /s/ Lawerence C. Nussdorf[SEAL]
--------------------                            --------------------------------
                                             Name: Lawrence C. Nussdorf
                                             Title: Manager

                               By:    Trinity Member L.L.C. member

                                      Morgan Guaranty Trust Company of New
                                      York, as Trustee under Declaration of
                                      Trust dated December 9, 1960, as amended, for the Commingled Pension Trust Fund (J.P. Morgan Special Situation Property
                                      Fund)

                                      By:    /s/ Douglas Chureng          [SEAL]
                                             -----------------------------------
                                      Name:  Douglas Chureng
                                             -----------------------------------
                                      Title: V.P.
                                             -----------------------------------

WITNESS/ATTEST:                TENANT:

                               SILICON ENERGY CORPORATION, a
                               Delaware corporation

Joe Ball                       By:    /s/ Matthew Perry                   [SEAL]
--------------------                  ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------

                                    EXHIBIT A

                              PLAN SHOWING PREMISES

                                [To be Attached]

                                    EXHIBIT B

                                 WORK AGREEMENT

        This Exhibit is attached to and made a part of that certain Lease Agreement dated as of September _____, 2000 (the "LEASE"), by and between TRINITY CENTRE ONE LLC ("LANDLORD") and SILICON ENERGY CORPORATION ("TENANT"). Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Lease.

1. TENANT'S AUTHORIZED REPRESENTATIVE. Tenant designates Kevin O'Connor ("TENANT'S AUTHORIZED REPRESENTATIVE") as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Exhibit. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant's Authorized Representative. Tenant may change the name of Tenant's Authorized Representative by written notice to Landlord in accordance with the Lease.

2. LEASEHOLD IMPROVEMENTS. Commencing with the Premises in a Finished Shell Condition (as defined in Schedule 1 to this Exhibit B), Landlord shall engage The Clark Construction Group, Inc. (the LEASEHOLD CONTRACTOR) to install in the Premises those initial improvements (the "LEASEHOLD IMPROVEMENTS") specified in final construction and engineering drawings, approved by Landlord in accordance with this Exhibit B. The Leasehold Contractor shall bid the work on the Leasehold Improvements to at least three (3) reputable subcontractors in all major trades or, alternatively, Tenant and Landlord shall negotiate the price of the work with subcontractors currently working on other projects in the Complex in order to obtain the earliest possible occupancy date. Landlord shall not be obligated to provide any improvements, and the Premises shall be delivered containing no property of any kind, other than the Leasehold Improvements. Tenant shall pay all costs and expenses incurred in connection with designing, permitting, managing and constructing the Leasehold Improvements (the "LEASEHOLD COSTS") (including, but not limited to (i) one-half of all costs of all demising walls in the Premises adjacent to another tenant space or adjacent to common areas, if any (specifically excluding the walls described in Schedule I attached hereto), and (ii) general contractor's fee of five percent (5%) of the construction costs (plus reasonable general conditions) payable to the Leasehold Contractor and a Development Manager's fee in an amount equal to three percent (3%) of all Leasehold Costs that exceed the Allowance (as defined below) to the extent such costs and expenses exceed an allowance (the "ALLOWANCE") equal to the product of (a) twenty-seven and 00/100 dollars ($27.00), multiplied by (b) the number of square feet of rentable area in the Premises. Notwithstanding anything herein to the contrary, at least twenty-two dollars ($22.00) per square foot of the Allowance shall be used to fund the "hard costs" of the Leasehold Improvements. Tenant shall pay fifty percent (50%) of Landlord's reasonable estimate of those costs and expenses (if any) which exceed the Allowance on or before the later to occur of (i) the earlier to occur of (A) the date the preliminary space plan is prepared and delivered to Tenant, or (B) the date of Tenant's execution of the Lease, or (ii) the tenth (10th) day after the date Landlord gives Tenant notice of Landlord's estimate of such expenses, or (iii) when the Premises are ready to commence buildout. Tenant shall pay the remainder of such estimate within ten (10) days after Tenant's receipt of a notice stating that the Leasehold Improvements are fifty percent (50%) complete, as reasonably determined by Landlord and certified by the Leasehold Contractor. Tenant shall pay for all such costs and expenses (minus any estimated payments made as aforesaid) when the Leasehold Improvements are substantially complete and Tenant receives a bill therefor showing with reasonable detail such costs and expenses. Tenant shall pay such bill, if any, no later than the earlier of the Lease Commencement Date or ten (10) business days after Tenant's receipt thereof. All amounts payable pursuant to this Exhibit by Tenant shall be considered additional rent and are subject to the provisions of the Lease.

3.      SCHEDULE.

        (a) If any plans and drawings are prepared by Landlord's architect or engineer, such plans and drawings will be prepared on Tenant's behalf and Tenant shall be solely responsible for the timely completion of all plans and drawings and for their compliance with all Laws. Certain plans and specifications for the Building are available for Tenant's inspection at Landlord's offices. All of Tenant's plans shall be prepared by a licensed architect and engineer approved by Landlord, shall be in a form sufficient to secure the approval of government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord.

        (b) Tenant's final space plan with revision date August 22, 2000 as prepared by Robert & Vardell were approved by Tenant and Landlord ("TENANT'S SPACE PLAN"), on September 19, 2000.

        (c) Tenant shall submit to Landlord final architectural working drawings (construction documents) approved by Tenant and Landlord on or before October 9, 2000. Such architectural working drawings shall include: master legend, construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan and all architectural details, elevations and specifications necessary to construct the Premises. Concurrent with the preparation of the final architectural working drawings, (i) Tenant shall cause GHT Ltd. ("GHT") to prepare and submit to Landlord not later than October 9, 2000 final engineering working drawings approved by Landlord and Tenant, and (ii) an estimate of the cost of providing the Leasehold Improvements shall be prepared. If Tenant and GHT are unable to agree to a scope of work and a fee for such work that is reasonably acceptable to Tenant, then Tenant shall have the right to solicit competitive proposals from other qualified structural engineering firms approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, however, if Tenant elects to participate in such a competitive bidding process, the date by which the final engineering working drawings are due shall remain the date set forth above. Tenant and Landlord shall approve the estimate of the cost of providing the Leasehold Improvements on or before October 23, 2000. The Leasehold Contractor shall be provided a notice to proceed and an approved building permit on or before October 23, 2000.

        (d) The deadlines specified in this Paragraph shall apply whether plans and drawings are prepared by Landlord's architect or engineer or an architect or engineer selected by Tenant. All deadlines must be met in order to allow Landlord sufficient time to review plans and drawings, discuss with Tenant any changes thereto which Landlord believes to be necessary or desirable, and complete substantially the Premises within the time frame provided in Article III of the Lease. The parties intend for each such deadline to be the applicable deadline, even if any such deadline is before the date the Lease is executed.

4. APPROVAL. All plans and drawings (and changes thereto) shall be subject to Landlord's written approval. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord's representation that such approved plans, drawings or changes comply with all Laws.

5. CHANGE ORDERS. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant's approval of the final space plan, then Landlord shall not be obligated to perform such change or addition unless Landlord reasonably approves such change order. All additional expenses attributable to any change order requested by Tenant and approved by Landlord (including, without limitation, a proportionate increase in the fee payable to the Leasehold Contractor pursuant to Paragraph 2 above) shall be payable by Tenant prior to the performance of the work contemplated by such change order, subject to application of the Allowance. If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order. If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess no later than the earlier of the Lease Commencement Date or ten (10) business days after Tenant's receipt of a bill therefor showing with reasonable detail such additional expenses. If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent.

6.      SUBSTANTIAL COMPLETION.

        (a) Except as provided in Paragraph 6(b), the Premises shall be deemed to have been substantially complete when the work and materials to be provided pursuant to this Exhibit (except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Premises (i.e., the "PUNCH LIST" items)) have been completed, as reasonably determined by Landlord.

        (b) If Landlord shall be delayed in completing the work and materials to be provided pursuant to this Exhibit as a result of (1) Tenant's failure to comply with any of the deadlines specified in this Exhibit or with any of the other requirements of this Exhibit or the Lease, (2) Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Landlord and Tenant's failure to submit to Landlord (for submission to applicable governmental authority) by the dates set forth herein 100% complete drawings and specifications and otherwise properly prepared and sufficient in form and substance for peer review and governmental approval, (3) Tenant's failure to pay when due any amount required pursuant to this Exhibit, (4) Tenant's request for long lead time materials, finishes or installations, or (5) the performance of any work, or the entry into the Premises, by Tenant or any person or firm employed or retained by Tenant, then for purposes of determining the Lease Commencement Date, the work and materials to be provided pursuant to this Exhibit shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that such work and materials would have been substantially complete if such delay(s) had not occurred.

7. POSSESSION. Tenant's taking of possession of the Premises shall constitute Tenant's acknowledgement that the Premises are in good condition and that all work and materials are satisfactory, except as to any latent defect, any punchlist work, or any incomplete work (other than latent defects) that is described in a written notice given by Tenant to Landlord not later than the day Tenant takes possession of the Premises. Tenant and its agents shall have no right to make any alteration in the Premises until Tenant submits such written notice. Landlord will promptly correct and complete those defects and incomplete items described in such notice which Landlord confirms, in its reasonable judgment, are in fact defects or incomplete items. Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Premises.

                                    EXHIBIT B

                                   SCHEDULE I

                                   SHELL ITEMS
                                   -----------

STRUCTURE             Steel frame and composite concrete floors designed to
                      support 100 pounds per square foot of live load, including tenant partitions. Typical column spacing is 45 feet by 25 feet.

EXTERIOR Light, buff colored architectural precast concrete accents within fields of light and dark gray bricks. Window and curtain wall systems are constructed from painted aluminum frames and one inch clear insulated glass. One-inch mini-blinds are provided at the windows.

ROOF Ballasted 45-mil EPDM single ply membrane roof system with 15-year warranty.

INTERIOR WALLS        Columns, core and perimeter walls shall be gypsum board
                      clad and finished to nine feet (ten feet on the first floor) above the floor and ready for tenants wall finishes.

MULTI-TENANT LOBBY    Multi-tenant floors above the first floor will have
                      completed elevator lobbies and corridors as required to fire egress stairs. Finishes will include painted gypsum ceilings in the elevator lobby, acoustical ceiling tiles in the corridors, paint and vinyl wall covering in the lobby and corridors and carpet on the floors.

ELEVATORS             Two hydraulic elevators serve all floors of the building.
                      Elevators 1 and 2 have 3,500-pound capacities. The speed of all elevators is 100 feet per minute.

FIRE PROTECTION       Base building automatic sprinkler system includes vertical riser pipes connected to each floor's distribution system which consists of main and branch lines with upturned sprinkler heads installed at approximately one head per 225 rentable square feet. Fire standpipes are installed in each stair tower and a fire department connection is provided at the entry to the building as required by code.
                      Code required fire alarm and detection system would be provided for the shell building (excluding exit signs and emergency light circuits located within the Premises).
                      Adjustments and/or additions to the systems defined above will be part of tenant improvements.


                                     B-I-1

HEATING AND AIR       Air conditioning is provided by three roof mounted (two
CONDITIONING          100 ton and one 115 ton units) self-contained packaged,
                      variable air volume (VAV) air units that are connected via vertical duct risers to the main trunk duct of each floor for distribution of conditioned air to the tenant spaces.
                      Two of the roof mounted units serve one half each of the first and second floors. The other roof mounted unit serves the third floor. Conditioned air is designed to be distributed through ductwork, parallel fan powered terminal units with electric heat coils and VAV boxes to diffusers within the interior and perimeter zones of tenant spaces. Air distribution system downstream of the trunk duct shall be Leasehold Improvements. Outside fresh air, as required by current ASHRAE guidelines, is supplied through the roof mounted fan units.

BUILDING MANAGEMENT   A Building Management System (BMS) utilizing fully
SYSTEM                integrated electronics that are Y2K compliant will be
                      provided for the scheduling, control and automatic operation of the building HVAC systems.

WET COLUMNS           Three wet columns, including domestic water, sanitary
                      waste and vent lines, are located around the core area.

RESTROOMS             Fully finished, ADA compliant, restrooms are located
                      within the cores on each floor and include ceiling hung metal toilet partitions, black granite lavatories, ceramic tile on the floor and wet walls, vinyl wall covering on other walls and painted drywall ceilings.

STAIR TOWERS          In addition to the two fire egress stairs required by
                      code, a central stair located behind the elevators is provided to make communication between floors more efficient. The central stair will have upgraded finishes that will include vinyl wall covering, carpeting and accent painting.

ELECTRICAL            Six watts of power per rentable square foot are available
                      in the electric closet on each floor for tenant power and lights. An additional six watts per rentable square foot is available, for tenant discretionary use at the main service switch located in the main electric closet. The
                      Northern Virginia Electric Co-op serves the building though an underground distribution system connected to a single pad mounted transformer located outside the building. Empty conduit is provided for future second electric feeds and connection to the future adjacent office building to provide an alternate redundant power source at tenant's expense. Emergency power is provided for life-safety systems by an exterior pad mounted, diesel powered, generator. Space outside the building is available for an additional tenant supplied generator.

TELECOMMUNICATIONS    Telecommunication services will be provided to the first
                      floor main telephone room via underground conduit. Bell
                      Atlantic, or an equivalent provider, will provide the service. Bell Atlantic currently has fiber optic cabling within Trinity Centre. Conduit connects the main telephone room to the riser sleeves connecting the telephone closets on each floor.


                                     B-I-2

SECURITY First floor main entry doors will have electronic locks and card readers connected to the building security system permitting authorized tenants 24-hour access to the building main lobby and corridors. All first floor exterior doors will be monitored by the building security system. One elevator will have card reader control to provide authorized access to the building above the first floor after normal operating hours. Additional card readers and other security devices within the tenant's premises may be added to the base building security system as a tenant improvement.

BUILDING DIRECTORY    Back lighted building directory in the main lobby will
AND TENANT            have tenant name and suite number plus an additional name
IDENTIFICATION        strip for every 2,500 rentable square feet occupied by
                      tenant. One building standard suite entry sign identifying the tenant and suite number will be provided.

STANDARD HOURS OF     Normal building operating hours are 8:00 am to 6:00 PM,
OPERATIONS            Monday through Friday and 8:00 am to 1:00 PM on Saturday.

AFTER HOURS           Initially, after hours operating costs for normal usage
OPERATIONS COSTS      will be $48.50 per hour per floor or any fraction of a
                      floor, however, such operations are subject to additional charges for excess usage in accordance with Sections 14.2 and 14.3 of the Lease. Tenant shall provide sufficient advance notice of its need for after hours operations.


                                     B-I-3

                                    EXHIBIT C

                              RULES AND REGULATIONS

        This Exhibit is attached to and made a part of that certain Lease Agreement dated as of September _____, 2000 (the "LEASE"), by and between TRINITY CENTRE ONE LLC ("LANDLORD"), and SILICON ENERGY CORPORATION ("TENANT").

        The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises. Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease. The rules and regulations are as follows:

        1. Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building. Tenant shall not place any showcase, mat or other article outside the Premises.

        2. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenants shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

        3. Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord. Any Tenant-supplied window treatments shall be installed behind Landlord's standard window treatments so that Landlord's standard window treatments will be what is visible to persons outside the Building. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense.

        4. Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

        5. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system, without Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises. No flashing, neon or search lights shall be used which can be seen outside the Premises.

        6. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing-eye or hearing-ear dogs for handicapped persons visiting the Premises.

        7. Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord's prior written approval of such equipment and its location within the Premises, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

        8. Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building.

        9. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

        10. Subject to the provisions of the Lease, Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended. Tenant shall, upon the termination of its tenancy: (a) restore to Landlord all keys and security cards to stores, offices, storage rooms, toilet rooms, the Building and the Premises which were either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof; and (b) inform Landlord of the combination of any lock, safe and vault in the Premises. At Landlord's request, a charge of three dollars ($3.00) per key shall be paid for all keys in excess of two (2) for each public entrance door to the Premises as additional rent to cover Landlord's administrative expenses and overhead for processing. Tenant's key system shall be consistent with that for the rest of the Building.

        11. Tenant shall not install or operate in the Premises any electrically operated equipment or machinery without obtaining the prior written consent of Landlord. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment of machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system, electrical system or life safety system of the Premises or the Building, without obtaining Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

        12. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord shall have the right to exclude any undesirable or disorderly persons from the Building at any time. Landlord may require all persons admitted to or leaving the Building to show satisfactory identification and to sign a register.

        13. Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

        14. Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights and equipment are turned off, including, without limitation, coffee machines.

        15. Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

        16. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

        17. Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises.

        18. Tenant acknowledges that it is Landlord's intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's judgment, is inconsistent with the quality of operation of the Building or may tend to impose or detract from the moral character or image of the Building. Tenant shall not use the Premises for any immoral or illegal purpose.

        19. Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

        20. Tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of any garbage from any dining or eating facility or for towel service in the Premises, only from contractors, companies or persons approved by Landlord.

        21. Tenant shall not remove, alter or replace the ceiling light diffusers, ceiling tiles or air diffusers in any portion of the Premises without the prior written consent of Landlord.

        22. Tenant shall not purchase water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

        23. Tenant shall not pay any employee on the Premises except those actually employed therein; nor shall Tenant use the Premises as headquarters for large scale employment of workers for other locations.

        24. Landlord shall have the right, upon written notice to Tenant, to require Tenant to refrain from or discontinue any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices.

        25. Tenant shall not in any manner deface any part of the Premises or the Building. No stringing of wires, boring or cutting shall be permitted except with Landlord's prior written consent. Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

        26. Should Tenant's use and occupancy of the Premises require the installation of supplemental cooling, and should the Building contain a closed loop, Tenant agrees that its supplemental cooling requirements will be serviced by tapping into the Building's closed loop. Tenant shall be responsible for the cost of connecting into the loop and agrees to pay to Landlord as additional rent the monthly tap fee in accordance with Landlord's then-current rate schedule. Should the Building not contain a closed loop, Tenant agrees to be responsible for fees associated with placing equipment on the roof of the Building.

        27. Each Tenant shall handle its newspapers and "office paper" in the manner required by Law and shall conform with any recycling plan instituted by Landlord that is consistent with applicable Laws.

        28. Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance.

        29. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas.

        30. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

        The following rules shall be applicable to retail tenants only:

        1. Tenant shall replace promptly any cracked or broken glass in the Premises (including without limitation all windows, display cases, countertops and doors) with glass of like color, kind and quality.

        2. Tenant shall not operate its business in a manner which is commonly known as a "discount house", "wholesale house", "cut-rate store", or "outlet store", and shall not conduct any "fire sale," "going out of business sale," "bankruptcy sale" or auction within the Premises.

        3. Tenant shall not receive or ship articles of any kind outside the designated loading area for the Premises or other than during the designated loading times.

        4. Tenant shall keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises; deposit daily such garbage, trash, rubbish and refuse in receptacles designated by Landlord; and enclose and/or shield such receptacles in a manner approved by Landlord.

        5. Tenant shall not sell, display or offer for sale any roach clip, water pipe, bong, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia which in Landlord's opinion are commonly used in connection with illegal drugs, or any pornographic, lewd, suggestive or "adult" newspaper, book, magazine, film, picture or merchandise of any kind.

        6. Tenant shall not install burglar bars in or to the Premises without Landlord's prior approval and if requested to do so by Landlord, install a locking system compatible with the locking system being used by Landlord at the Building.

                                    EXHIBIT D

                CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

        This Certificate is being provided pursuant to that certain Office Lease Agreement dated as of September ____, 2000 (the "LEASE"), by and between TRINITY CENTRE ONE LLC ("LANDLORD") and SILICON ENERGY CORPORATION ("TENANT"). The parties to the Lease desire to confirm the following:

        1. The Lease Commencement Date is __________, 2000.

        2. The initial term of the Lease shall expire on __________, ____.

        Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to the Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on _______________, 2000.

WITNESS/ATTEST:             LANDLORD:

                            TRINITY CENTRE ONE LLC, a Delaware limited liability
company

                                   By:    TRINITY LAKE ONE LLC, a
                                          Virginia limited liability company,
                                          member

                                          By:    Clark Real Estate Advisors,
                                                 L.L.C., a Virginia limited
                                                 liability company, manager

                                                 By:                      [SEAL]
--------------------                                 ---------------------------
                                                 Name: S. Michael Vardell
                                                 Title: Manager

                                                 By:                      [SEAL]
--------------------                                 ---------------------------
                                                 Name: Lawrence C. Nussdorf
                                                 Title: Manager

                            By:    Trinity Member L.L.C. member

                                   Morgan Guaranty Trust Company of New
                                   York, as Trustee under Declaration of
                                   Trust dated December 9, 1960, as amended,
                                   For the Commingled Pension Trust Fund
                                   (J.P. Morgan Special Situation Property
                                   Fund)

                                          By:                             [SEAL]
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

WITNESS/ATTEST:                           TENANT:

                                          SILICON ENERGY CORPORATION, a
                                          Delaware corporation

                                          By:                             [SEAL]
--------------------                             -------------------------------
                                          Title:
                                                 -------------------------------

                                    EXHIBIT E

                            FORM OF LETTER OF CREDIT

Irrevocable Letter of Credit No. ____________

Account Party:     ___________

Beneficiary:       ___________, its tranferees and assigns

Amount:            $____________ U.S. Dollars

Expiration Date:   ______________, _________


Ladies and Gentlemen:

        We hereby issue this irrevocable, unconditional letter of credit number ___________ (the "CREDIT") in your favor, payable in immediately available funds in one or more draws of any sum or sums not exceeding in the aggregate _____________________________ ($__________), by your draft(s) at sight presented at ______________________, _________________, together with the following statement:

               "The undersigned Beneficiary of Irrevocable Letter of Credit No. ___________ (the "LETTER OF CREDIT") hereby certifies that pursuant to that certain Deed of Lease dated _______________, ________, between Account Party (as defined in the Letter of Credit), as tenant, and Beneficiary, as landlord, ________________, Beneficiary is entitled to the amount drawn hereunder."

        We will accept such statement as conclusive, binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, correctness or validity thereof, and notwithstanding the claim of any person to the contrary.

        Drafts presented under this Credit shall specify the number of this Credit as set forth above and shall be presented on or before the Expiration Date hereof, as such Expiration Date may have been extended.

        This Credit is assignable and transferable and may be transferred one or more times, without charge, upon our receipt of your written notice that an agreement to transfer or assign this Credit has been executed.

        This Credit shall be automatically renewed from year to year for one year commencing on the Expiration Date stated above and on each anniversary of such Expiration Date, until _____________, unless and until we shall give 30 days prior written notice to you, by certified mail, return receipt requested, at the address set forth above (or such other address as you shall have been notified of in writing), of our intent not to renew this Credit at the expiration of such 30-day period. During such 30-day period, this Credit shall remain in full force and effect and Beneficiary may draw up to the full amount hereof.

        We hereby engage with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to us.

        This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, or by any document, instrument or agreement in which this Credit is referred to, or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

        Except as otherwise expressly stated herein, this Credit is subject to the International Standby Practices ISP98 (International Chamber of Commerce Publication No. 590), and the

QUARTERLY
---------

        (a) Dust diffusers, vents, grilles and other such items, including surrounding wall or ceiling areas that are soiled.

        (b) Scrub and recondition all resilient flooring using non-slip floor finish.

        (c) Clean all horizontal and vertical surfaces not reached in daily cleaning such as light fixtures, door frames, and wall hangings.

laws of the Commonwealth of Virginia, including the Uniform Commercial Code in effect therein.


                                            [BANK]

                                            By: ______________________________
                                                       Authorized Officer

                                    EXHIBIT F

                            JANITORIAL SPECIFICATIONS

DAILY
-----

(a) Sweep and dust mop all hard-surface floors, ceramic tile, vinyl tile, etc. Wet mop where needed. Remove matter such as gum, tar and black marks which have adhered to the floor.

(b) Vacuum all carpets. Crevice vacuum as needed areas under desks, behind doors and in comers. Spot clean as needed. Remove matter such as gum and tar which has adhered to the floor.

(c) Empty and damp wipe as needed all waste baskets. Replace all trash can liners as instructed. Remove all trash and place in large plastic liners. Carry all trash to dumpster.

(d) Spot clean glass on entrance doors, side lights to tenant suites, building directories, etc., as needed.

(e) Dust with a treated cloth all horizontal surfaces reached while standing on the floor, including desks, tables, file cabinets and office equipment.

(f)     Clean all glass table tops using a glass cleaner solution.

(g)     Dust with treated cloth all chairs.

(h) Dust with a treated cloth all baseboard ledges, molding, kitchen cabinets, window frames, picture frames and grille work within normal reach.

(i) Spot clean all doors, door frames, walls, equipment and light switches to remove fingerprints, spills and other markings.

(j)     Clean and vacuum fabric covered furniture.

(k)     Clean with germicidal and dry polish all water fountains and sinks.

(l) Damp wipe with a disinfectant treated cloth all telephone, including dials and crevices.

(m)     Spot clean all formica surfaces.

(n)     Empty centrally located recycling boxes.


WEEKLY
------

(a) Wet mop and spray buff all hard-surface floors, ceramic tile, vinyl tile, etc.

(b) Wash all glass not washed on a daily basis, including partitions, display windows and showcases.

(c) Dust all horizontal surfaces including, but not limited to, desks, tables, file cabinets, office equipment, louvers, windowsills and furniture not reached on a daily basis.


MONTHLY
-------

(a) Vacuum all blinds, ceiling and wall air supply and exhaust diffusers or grilles.

(b)     Wash vinyl and metal kick plates on doors.

(c)     Wash doors and door frames.